Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B and Class C shares Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B and Class C shares Statement of Additional Information and to the incorporation by reference of our report, dated January 12, 2007, on the financial statements and financial highlights of Pioneer Oakridge Small Cap Growth Fund (a portfolio of Pioneer Series Trust I) included in the Annual Report to the Shareowners for the year ended November 30, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.


                                                 /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 26, 2007



Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Class A, Class B, Class C, Class R and Class Y shares Prospectuses and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" in the Class A, Class B, Class C, Class R and Class Y shares Statement of Additional Information and to the incorporation by reference of our report, dated January 12, 2007, on the financial statements and financial highlights of Pioneer Oakridge Large Cap Growth Fund (a portfolio of Pioneer Series Trust I) included in the Annual Report to the Shareowners for the year ended November 30, 2006 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 7 to the Registration Statement (Form N-1A, No. 333-108472) of Pioneer Series Trust I.


                                             /s/ ERNST & YOUNGLLP

Boston, Massachusetts
March 26, 2007